Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports First Quarter Fiscal 2024 Results

First quarter summary:
•     GAAP revenue increased 8.0% and GAAP operating income decreased 5.7% for the fiscal three months ended September 30, 2023, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 7.7% and non-GAAP adjusted operating income increased 13.0% for the fiscal three months ended September 30, 2023, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.39 per diluted share for the fiscal three months ended September 30, 2023, compared to $1.46 in the prior fiscal year quarter.
▪     Cash was $31 million at September 30, 2023, and $32 million at September 30, 2022.
▪     Debt related to credit facilities was $245 million at September 30, 2023, and $245 million at September 30, 2022.

Full year fiscal 2024 guidance:2

	Current		Previous
GAAP	Low	High	Low	High
Revenue updated	$2,211	$2,232	$2,208	$2,229
Operating margin updated	21.8%	21.9%	21.6%	21.7%
EPS updated	$4.98	$5.04	$4.92	$4.99

Non-GAAP[3]
Adjusted revenue updated	$2,193	$2,214	$2,190	$2,210
Adjusted operating margin updated	22.2%	22.3%	22.1%	22.2%

1st Qtr FY 2024 Revenue		1st Qtr FY 2024 Operating Income		1st Qtr FY 2024

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP Net Income	Non-GAAP EBITDA[4]
increased	increased	decreased	increased	decreased	increased
8.0%	7.7%	5.7%	13.0%	4.6%	10.5%
Monett, MO, November 7, 2023 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal first quarter ended September 30, 2023.

According to David Foss, Board Chair and CEO, “We are very pleased to report overall strong financial performance for the first quarter of our new fiscal year. Our sales teams continue to see strong demand for our innovative financial technology solutions, including the Banno BusinessTM and AI-powered Financial Crimes DefenderTM cloud-native solutions that we introduced in the first quarter. Our sales pipeline is the highest it’s ever been, and we recently hosted a record number of clients and prospects at our annual Jack Henry Connect conference in Indianapolis. We are proud to help community and regional financial institutions across the U.S. innovate, compete, and strengthen connections with their accountholders through delivering a broad range of modern technology and exceptional service.”

1 See tables below on page 3 reconciling non-GAAP financial measures to GAAP.
2 The full year guidance assumes no acquisitions are made during fiscal year 2024.
3 See tables below on page 5 reconciling fiscal year 2024 GAAP to non-GAAP guidance.
4 See tables below on page 10 reconciling Net Income to non-GAAP EBITDA.

1

Operating Results

Revenue, operating expenses, operating income, and net income for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, were as follows (all dollar amounts in this section are in thousands, except per share amounts):

Revenue	Three Months Ended September 30,		% Change
(Unaudited, In Thousands)	2023	2022
Revenue
Services and Support	$342,205	$320,149	6.9%
Percentage of Total Revenue	59.9%	60.5%
Processing	229,163	209,053	9.6%
Percentage of Total Revenue	40.1%	39.5%
REVENUE	$571,368	$529,202	8.0%

•Services and support revenue increased for the three months ended September 30, 2023, primarily driven by growth in data processing and hosting revenue of 10.4%. Other drivers were increases in hardware revenue and software usage/subscription revenues. Processing revenue increased for the three months ended September 30, 2023, primarily driven by growth in card revenue of 5.6%. Other drivers were increases in Jack Henry digital revenue (including Banno), payment processing, and other processing revenues.
•For the three months ended September 30, 2023, core segment revenue increased 7.6%, payments segment revenue increased 6.9%, complementary segment revenue increased 8.7%, and corporate and other segment revenue increased 15.6%. Non-GAAP adjusted core segment revenue increased 7.7%, non-GAAP adjusted payments segment revenue increased 6.1%, non-GAAP adjusted complementary segment revenue increased 8.7%, and non-GAAP adjusted corporate and other segment revenue increased 15.7% (see revenue lines of segment break-out tables on page 4 below).

Operating Expenses and Operating Income	Three Months Ended September 30,		% Change
(Unaudited, In Thousands)	2023	2022
Cost of Revenue	$323,002	$298,261	8.3%
Percentage of Total Revenue[5]	56.5%	56.4%
Research and Development	36,892	32,993	11.8%
Percentage of Total Revenue[5]	6.5%	6.2%
Selling, General, and Administrative	78,774	57,225	37.7%
Percentage of Total Revenue[5]	13.8%	10.8%
OPERATING EXPENSES	438,668	388,479	12.9%

OPERATING INCOME	$132,700	$140,723	(5.7)%
Operating Margin[5]	23.2%	26.6%
•Cost of revenue increased for the three months ended September 30, 2023, primarily due to higher direct costs consistent with increases in the related revenue, higher personnel costs, including benefits expenses, and increased internal licenses and fees.
•Research and development expense increased for the three months ended September 30, 2023, primarily due to higher personnel costs (net of capitalized personnel costs), including benefits expenses, related to the Payrailz, LLC ("Payrailz") acquisition6 and Jack Henry Platform.
•Selling, general, and administrative expense increased for the three months ended September 30, 2023, primarily due to higher personnel costs, including the voluntary employee departure incentive payment (VEDIP) program expenses of $16,443, commissions, and benefits expenses.7
5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.
6 On August 31, 2022, the Company acquired all of the equity interest in Payrailz.
7 The VEDIP program was a voluntary separation program offered by the Company to certain eligible employees beginning in July 2023.

2

Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended September 30,		% Change
	2023	2022
Income Before Income Taxes	$133,248	$139,299	(4.3)%
Provision for Income Taxes	31,569	32,750	(3.6)%
NET INCOME	$101,679	$106,549	(4.6)%
Diluted earnings per share	$1.39	$1.46	(4.4)%
•Effective tax rates for the three months ended September 30, 2023, and 2022 were 23.7% and 23.5%, respectively.

According to Mimi Carsley, CFO and Treasurer, “For the first quarter of the fiscal year, our private cloud and processing services continued to drive strong revenue growth. Overall, revenue grew 8.0% on both a GAAP and non-GAAP basis. On a GAAP basis, operating income was down due to the one-time effect of our VEDIP program in the current period but was up 13.0% after removing the effect of that and our other non-GAAP items from both periods. These results reflect the Jack Henry team’s continued focus on growing revenues and controlling costs.”

Impact of Non-GAAP Adjustments
The table below shows our revenue and operating income (in thousands) for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, excluding the impacts of deconversions, acquisitions, and the VEDIP program expense.

On August 31, 2022, the Company acquired all the equity interest in Payrailz (the "acquisition"). Payrailz related revenue, operating expenses, operating income, and net income excluded in the tables below in the columns for the three months ended September 30, 2023, include only Payrailz activity for the first two months of the quarter.

(Unaudited, In Thousands)	Three Months Ended September 30,		% Change
	2023	2022

Revenue (GAAP)	$571,368	$529,202	8.0%

Adjustments:
Deconversion revenue	(4,136)	(4,518)
Revenue from acquisition	(1,945)	—

NON-GAAP ADJUSTED REVENUE	$565,287	$524,684	7.7%

Operating Income (GAAP)	$132,700	$140,723	(5.7)%

Adjustments:
Operating income from deconversions	(3,755)	(3,865)
Operating loss from acquisition	2,237	—
VEDIP program expense *	16,443	—
Gain on disposal of assets, net	—	(6,176)

NON-GAAP ADJUSTED OPERATING INCOME	$147,625	$130,682	13.0%
*The VEDIP program expense for the three months ended September 30, 2023, was related to a voluntary separation program offered by the Company to certain eligible employees beginning in July 2023.

3

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended September 30, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE	$186,439	$199,358	$161,366	$24,205	$571,368
Non-GAAP adjustments*	(1,665)	(2,951)	(1,451)	(14)	(6,081)
NON-GAAP ADJUSTED REVENUE	184,774	196,407	159,915	24,191	565,287

COST OF REVENUE	75,927	108,826	62,275	75,974	323,002
Non-GAAP adjustments**	(103)	(3,361)	(118)	(22)	(3,604)
NON-GAAP ADJUSTED COST OF REVENUE	75,824	105,465	62,157	75,952	319,398

NON-GAAP ADJUSTED SEGMENT INCOME	$108,950	$90,942	$97,758	$(51,761)

Research and Development					36,892
Selling, General, and Administrative					78,774
Non-GAAP adjustments unassigned to a segment***					(17,402)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					417,662

NON-GAAP ADJUSTED OPERATING INCOME					$147,625
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion revenue of $(1,006) and acquisition revenue of $(1,945).
**Cost of revenue non-GAAP adjustments for the Core and Complementary segments were deconversion costs. Cost of revenue non-GAAP adjustments for the Payments and Corporate and Other segments were $(3,314) and $(21), respectively, related to the acquisition, and $(47) and $(1), respectively, related to deconversions.
***Non-GAAP adjustments unassigned to a segment were $(16,443) related to VEDIP program expense, $(848) related to the acquisition, and $(111) related to deconversions.

	Three Months Ended September 30, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
REVENUE (GAAP)	$173,316	$186,533	$148,417	$20,936	$529,202
Non-GAAP adjustments*	(1,818)	(1,435)	(1,235)	(30)	(4,518)
NON-GAAP ADJUSTED REVENUE	171,498	185,098	147,182	20,906	524,684

COST OF REVENUE	70,604	100,553	58,105	68,999	298,261
Non-GAAP adjustments**	(141)	(64)	(198)	(7)	(410)
NON-GAAP ADJUSTED COST OF REVENUE	70,463	100,489	57,907	68,992	297,851

NON-GAAP ADJUSTED SEGMENT INCOME	$101,035	$84,609	$89,275	$(48,086)

Research and Development					32,993
Selling, General, and Administrative					57,225
Non-GAAP adjustments unassigned to a segment***					5,933
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					394,002

NON-GAAP ADJUSTED OPERATING INCOME					$130,682
*Revenue non-GAAP adjustments were all deconversion revenues.
**Cost of revenue non-GAAP adjustments were all related to deconversions.
*** Non-GAAP adjustments unassigned to a segment were related to deconversion costs of $(243) and the gain on disposal of assets, net, of $6,176.

4

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2024. Non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenue and costs related to the August 31, 2022, Payrailz acquisition,* costs related to the July 2023 VEDIP program, and assumes no acquisitions or dispositions are made during fiscal year 2024.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY24**
	Low	High
REVENUE (GAAP)	$2,211	$2,232
Growth	6.4%	7.4%
Deconversions***	$16	$16
Acquisition	2	2
NON-GAAP ADJUSTED REVENUE**	$2,193	$2,214
Non-GAAP Adjusted Growth	7.2%	8.2%

OPERATING EXPENSES (GAAP)	$1,729	$1,744
Growth	8.3%	9.2%
Deconversion costs***	$3	$3
Acquisition costs	4	4
VEDIP Program****	16	16
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,706	$1,721
Non-GAAP Adjusted Growth	6.8%	7.7%

OPERATING INCOME (GAAP)	$482	$488
Growth	0.3%	1.5%

OPERATING MARGIN (GAAP)	21.8%	21.9%

NON-GAAP ADJUSTED OPERATING INCOME	$488	$493
Non-GAAP Adjusted Growth	8.7%	10.0%

NON-GAAP ADJUSTED OPERATING MARGIN	22.2%	22.3%

EPS (GAAP)	$4.98	$5.04
Growth	(0.7)%	0.5%

*Excluded acquisition revenue and costs are for the first two months of the fiscal year only (see "Impact of Non-GAAP Adjustments") on page 3.
**GAAP to Non-GAAP revenue and operating expenses may not foot due to rounding.
***Deconversion revenue and related operating expenses are based on actual results for first quarter fiscal year 2024 and estimates for the remainder of fiscal year 2024 based on the lowest actual recent historical results. See the Company’s Form 8-Ks filed with the Securities and Exchange Commission on August 3, 2023, and October 30, 2023.
****This cost relates to the group of employees who participated in a VEDIP program offered by the Company in July 2023 to certain employees of a specified minimum age who had reached a specified minimum number of years of service with the Company.

5

Balance Sheet and Cash Flow Review

•At September 30, 2023, cash and cash equivalents decreased to $31 million from $32 million at September 30, 2022.
•Trade receivables totaled $289 million at September 30, 2023, compared to $248 million at September 30, 2022.
•The Company had $245 million of borrowings at September 30, 2023 and 2022.
•Total deferred revenue decreased to $333 million at September 30, 2023, compared to $345 million a year ago.
•Stockholders' equity increased to $1,660 million at September 30, 2023, compared to $1,461 million a year ago.
*See table below for Net Cash Provided by Operating Activities and on page 10 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 10. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2023	2022
Net income	$101,679	$106,549
Depreciation	12,052	12,416
Amortization	37,183	33,194
Change in deferred income taxes	(10,178)	(12,345)
Other non-cash expenses	7,037	874
Change in receivables	72,519	101,509
Change in deferred revenue	(66,322)	(65,130)
Change in other assets and liabilities	3,169	(40,236)
NET CASH FROM OPERATING ACTIVITIES	$157,139	$136,831

6

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2023	2022
Payment for acquisitions, net of cash acquired*	$—	$(228,986)
Capital expenditures	(7,612)	(7,737)
Proceeds from dispositions	852	26,252
Purchased software	(2,280)	(408)
Computer software developed	(41,486)	(38,715)
NET CASH FROM INVESTING ACTIVITIES	$(50,526)	$(249,594)
*During first quarter fiscal 2023, the Company completed its acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Three Months Ended September 30,
	2023	2022
Borrowings on credit facilities*	$135,000	$280,000
Repayments on credit facilities and financing leases	(165,000)	(150,022)
Purchase of treasury stock	(20,000)	—
Dividends paid	(37,863)	(35,709)
Net cash from issuance of stock and tax related to stock-based compensation	474	1,677
NET CASH FROM FINANCING ACTIVITIES	$(87,389)	$95,946
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's credit facilities.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, and return on invested capital (ROIC).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted cost of revenue, and adjusted operating expenses, eliminate one-time deconversion revenue and associated costs, the effects of acquisitions and divestitures, and the VEDIP program expense, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions, acquisitions and divestitures, and the VEDIP program expense. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.

7

Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 47 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on November 8, 2023, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

8

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended September 30,		% Change
	2023	2022

REVENUE	$571,368	$529,202	8.0%

Cost of Revenue	323,002	298,261	8.3%
Research and Development	36,892	32,993	11.8%
Selling, General, and Administrative	78,774	57,225	37.7%
EXPENSES	438,668	388,479	12.9%

OPERATING INCOME	132,700	140,723	(5.7)%

Interest income	4,745	152	3,021.7%
Interest expense	(4,197)	(1,576)	166.3%
Interest Income (Expense), net	548	(1,424)	(138.5)%

INCOME BEFORE INCOME TAXES	133,248	139,299	(4.3)%

Provision for Income Taxes	31,569	32,750	(3.6)%

NET INCOME	$101,679	$106,549	(4.6)%

Diluted net income per share	$1.39	$1.46
Diluted weighted average shares outstanding	73,014	73,138

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)	September 30,		% Change
	2023	2022
Cash and cash equivalents	$31,467	$31,970	(1.6)%
Receivables	288,733	247,541	16.6%
Total assets	2,734,223	2,578,460	6.0%

Accounts payable and accrued expenses	$208,909	$195,518	6.8%
Current and long-term debt	245,000	245,041	—%
Deferred revenue	333,407	345,146	(3.4)%
Stockholders' equity	1,659,948	1,461,138	13.6%

9

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended September 30,		% Change
(in thousands)	2023	2022
Net income	$101,679	$106,549
Net interest	(548)	1,424
Taxes	31,569	32,750
Depreciation and amortization	49,235	45,610
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time deconversions, VEDIP program expense, the acquisition, and a gain on disposal of assets, net.*	12,802	(10,041)
NON-GAAP EBITDA	$194,737	$176,292	10.5%
*The fiscal first quarter adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions, VEDIP program expense, and the acquisition, and were $(3,755), $16,443, and $114, respectively, and the prior fiscal year first quarter adjustments were for deconversions and a gain on disposal of assets, net, and were $(3,865)and $(6,176).

Calculation of Free Cash Flow (Non-GAAP)	Three Months Ended September 30,
(in thousands)	2023	2022
Net cash from operating activities	$157,139	$136,832
Capitalized expenditures	(7,612)	(7,737)
Internal use software	(2,280)	(408)
Proceeds from sale of assets	852	26,252
Capitalized software	(41,486)	(38,715)
FREE CASH FLOW	$106,613	$116,224

Calculation of the Return on Average Shareholders’ Equity	September 30,
(in thousands)	2023	2022
Net income (trailing four quarters)	$361,776	$367,352
Average stockholder's equity (period beginning and ending balances)	1,560,543	1,428,401
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY	23.2%	25.7%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)	September 30,
(in thousands)	2023	2022
Net income (trailing four quarters)	$361,776	$367,352

Average stockholder's equity (period beginning and ending balances)	1,560,543	1,428,401
Average current maturities of long-term debt (period beginning and ending balances)	21	76
Average long-term debt (period beginning and ending balances)	245,000	155,028
Average invested capital	$1,805,564	$1,583,505

ROIC	20.0%	23.2%

10